UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2022

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38875 (Commission File Number)	83-0806637 (IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL (Address of principal executive offices)	33487 (Zip Code)
Registrant’s telephone number, including area code: (877) 292-7660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 25, 2022, Greenlane Holdings, Inc. (the “Company”) received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter has no immediate effect on the listing of the Company’s Class A Common Stock, and the Class A Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “GNLN” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until August 24, 2022, to regain compliance with Rule 5550(a)(2). If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to August 24, 2022, to regain compliance. If at any time before August 24, 2022, the bid price of the Class A Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has regained compliance.

If the Company does not regain compliance with Rule 5550(a)(2) by August 24, 2022, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period.

The Company intends to actively monitor the closing bid price for the Class A Common Stock and will consider available options to resolve the deficiency and regain compliance with Rule 5550(a)(2).

Item 3.02    Unregistered Sales of Equity Securities

After giving effect to the private issuance of shares of Class A Common Stock to DaVinci (as defined below) on February 25, 2022, as described below, the Company has issued shares of Class A Common Stock in excess of 5% of the outstanding shares of Class A Common Stock as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed by the Company on November 15, 2021. As of February 25, 2022, the Company had 92,246,482 shares of Class A Common Stock issued and outstanding.

Contingent Payments

As was previously disclosed, on March 2, 2021, Warehouse Goods LLC (“Warehouse Goods”), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement to acquire the Eyce LLC (“Eyce”) brand and substantially all of the assets of Eyce. As partial consideration for the acquisition and following Eyce’s attainment of certain financial benchmarks measured during the period between January 1, 2021 and December 31, 2021 (the “Measurement Period”), the Company issued 795,523 shares of its Class A Common Stock on January 14, 2022 to Eyce and certain of its affiliates.

As was previously disclosed, on October 13, 2021, Warehouse Goods entered into an Asset Purchase Agreement to acquire the Organicix, LLC (d/b/a DaVinci and hereinafter referred to as “DaVinci”) brand and substantially all of the assets of DaVinci. As partial consideration for the acquisition and following DaVinci’s attainment of certain financial benchmarks during the Measurement Period, the Company issued 3,030,303 shares of Class A Common Stock on February 25, 2022 to DaVinci and certain of its affiliates.

Redemptions

The Company issued 55,770 shares of its Class A Common Stock on December 20, 2021, 500,000 shares of its Class A Common Stock on January 6, 2022 and 51,004 shares of its Class A Common Stock on January 14, 2022 upon redemptions of an equal number of common units in Greenlane Holdings, LLC, the Company’s operating subsidiary (the “Operating Company”), in accordance with the operating agreement of the Operating Company.

All shares of Class A Common Stock described herein were issued in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: March 2, 2022	By:	/s/ William Mote
William Mote
Chief Financial Officer